UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 8, 2019

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33-0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 AVX Boulevard
Fountain Inn, South Carolina		29644
(Address of principal executive offices)		(Zip Code)

(864) 967-2150
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, effective January 1, 2019, Mr. Joseph Stach resigned as a member of the Board of Directors (the “Board”) of AVX Corporation (the “Company”). Mr. Stach was a member of the Company’s Audit Committee at the time of his resignation. Mr. Stach’s resignation reduced the number of directors currently serving on the Company’s Audit Committee to two, rendering the Company noncompliant with New York Stock Exchange (“NYSE”) Listing Rule 303A.07(a), which requires that the Audit Committee be composed of a minimum of three independent members.

On January 8, 2019, the Company advised NYSE of Mr. Stach’s resignation, its consequences with regard to compliance with NYSE Listing Rule 303A.07(a) and the Company’s intention to regain compliance in a timely manner.

The Board is currently in the process of identifying a qualified candidate to fill the seat that was vacated by Mr. Stach’s resignation. It is currently the Company’s intent to appoint a new independent director to the Board and to the Audit Committee to fill the vacancy left by Mr. Stach as soon as reasonably practicable, at which time the Company would regain compliance with the applicable requirements of the NYSE Listing Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2019

AVX CORPORATION

By:	/s/ Michael Hufnagel

Name:	Michael Hufnagel
Title:	Senior Vice President,
Chief Financial Officer
and Treasurer